Exhibit 10.2

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

575 Lexington Avenue, 4th Floor

New York, NY 10022

March 17, 2015

Mr. Barry P. Korn

422 East 72nd Street, Apt. 18D

New York, NY 10021

Re:        Separation Agreement and General Release

Dear Barry:

This Separation Agreement and General Release (“Agreement and Release”) confirms the termination of your employment with Green Energy Management Services Holdings, Inc. (the “Company”) as of March 17, 2015. All compensation and benefits will cease as of the last day of your employment, except as expressly set forth herein or as otherwise required by law. This Agreement and Release supersedes any and all prior agreements and/or communication previously given to you regarding termination of your employment.

In connection with your termination, conditioned on you signing and returning this Agreement and Release, provided that you do not revoke this Agreement and Release (as set forth in more detail below), (i) the Company will pay you for any accrued but unused vacation days; (ii) the Company will retain you as a consultant to assist the Company in completing the Audit and filing the Company’s 10-k for the calendar year 2014, (the “Consulting Services”); (iii) the Company will continue to reimburse Barrett Capital Corporation $75.00 each month for the mailing address at 575 Lexington Avenue, 4th Floor, New York, NY 10022 and $115.00 each month for the maintenance of the Company’s website until __________, 2015; and (iv) the Company shall provide the assets and comply with closing obligations set forth in the Asset Purchase Agreement, dated as of March 17, 2015 (the “APA”), between Barrett Green Management LLC (“BGM”) and Green Energy Management Services, Inc. (“GEM”) (the payments and compensation in clauses (i) through (iv) (inclusive) above shall be collectively referred to herein as the “Compensation”).

In addition, provided that you sign, return and do not revoke this Agreement and Release (as set forth in more detail below), in consideration of you providing the Consulting Services, the Company also will grant you warrants (the “Warrants”) to purchase 500,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Each Warrant shall be a 3-year warrant to purchase one share of Common Stock at an exercise price of $0.01 per share (subject to equitable adjustment in the event of any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event pertaining to the Common Stock), and except as set forth herein, the terms of the Warrants shall be in the form of standard cash warrants issued to consultants of the Company.

In connection with the acquisition of the Warrants, you hereby agree to warranties, representations, covenants and acknowledgements set forth in Exhibit A hereto. Exhibit A shall be considered a part of this Agreement and Release and is incorporated herein.

In order to be eligible to receive the benefits above to which you are not otherwise entitled, you must agree to the terms contained in this Agreement and Release, indicate your agreement by signing and returning this Agreement and Release and then not revoke this Agreement and Release within the time periods set forth below.

Under the circumstances of this mutual termination of your employment, the Company will release you and each of your heirs, executors, administrators, assigns, affiliates, representatives, agents, associated persons and attorneys (including, without limitation, Barrett Capital Corporation and BGM, and each of their principals, members, officers, directors, employees, shareholders, predecessors, successors, assigns, affiliates, representatives, agents, associated persons and attorneys), and all persons acting by, through and under each of them (collectively, the “BK Parties”) from all causes of action, claims, damages, liabilities, judgments and agreements of any kind, whether known or unknown, from the beginning of the world up to and including the date that you sign this Agreement and Release, including, but not limited to, all matters arising out of your employment with the Company.

In consideration for the benefits described above to which you are not otherwise entitled, you and each of the BK Parties hereby agree to release the Company and GEM and any and all of their predecessors, successors, assigns, subsidiaries, parents, branches, divisions, affiliates, related entities and each of their respective present and former officers, directors, board members, owners, employees, representatives, attorneys and agents (collectively, “Company Entities & Officials”), individually and collectively in their official capacities, of and from any and all causes of action, claims, damages, liabilities, judgments and agreements of any kind (collectively, the “Claims”), whether known or unknown, from the beginning of the world up to and including the date that you sign this Agreement and Release, including, but not limited to, all matters arising out of your employment with the Company and the cessation thereof or any compensation, sums, debts, liabilities or other amounts that may be due to you under any employment agreements with the Company or GEM or otherwise. This release includes, but is not limited to, any and all alleged claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act of 2008; the Family and Medical Leave Act of 1993; the Employee Retirement Income Security Act of 1974; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification (“WARN”) Act of 1988; the Fair Labor Standards Act; the New York State WARN Act; the New York State Human Rights Law; the New York City Human Rights Law; the New York State Labor Law; and any other federal, state, or local laws, rules, or regulations, whether equal employment opportunity laws, rules, or regulations or otherwise, or any right under any of the Company’s benefit plans. Notwithstanding anything else herein to the contrary, this Agreement and Release shall not affect and does not release the Company’s obligation to issue the Warrants to you on the terms and conditions set forth herein.

Except as set forth herein, each of the BK Parties acknowledges and agrees that such party forever waives any right to recover, and will not request or accept, anything of value from any of the Company Entities & Officials as compensation or damages growing out of, resulting from, or connected in any way with any payments, indebtedness or liability owed to any of the BK Parties by any of the Company Entities & Officials, or with any other act, conduct, or omission of any of the Company Entities & Officials, other than as specifically set out in this Agreement and Release, whether sought directly by the BK Parties or by any administrative agency or other public authority, individual, or group of individuals on their behalf.

The Company acknowledges that it has never compensated you as agreed under Paragraph 3 of your Employment Agreement entered into, effective as of September 15, 2014, between you and the Company.  However, subject to the terms of this Agreement and Release, the payments referenced above would have been paid to Barrett Capital Corporation although you voluntarily agree to release the claims in the preceding paragraph.

You agree to keep in confidence and, except as specifically authorized in writing by the Company or as otherwise required by law (to the extent such disclosure does not exceed the extent of disclosure required by such law), not to disclose to any third party or use for the benefit of yourself or any third party any confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Company or GEM and their business and prospective business directions (including in the Cannabis Industry), and existing and prospective customers, suppliers, investors and other associated third parties (collectively, the “Proprietary Information”), except Proprietary Information shall not include any information that (i) is or becomes generally available or known to the public other than as a result of disclosure by you in violation of this Agreement, (ii) was in your possession or known by you prior to receipt from or disclosure by the Company, (iii) was disclosed to you by a third party having, to your knowledge, no obligation of confidentiality, or (iv) was independently developed by you or your affiliated company without use of or reference to any Proprietary Information. The Company acknowledges that certain assets and proprietary information will be transferred to you under the APA and such assets and proprietary information are not subject to the confidentiality provisions in this paragraph.

Except as may be required by law, each party will not directly or indirectly publish, disseminate or otherwise disclose, deliver or make available to any person, entity or other third party, without the prior written consent of the other party, any of the following information (a) this Agreement and Release or its terms, (b) any discussions between the parties relating to your prior and/or future role with the Company or GEM, and (c) any discussions between the parties relating to the existence of this Agreement and Release or its terms.

On or before the date of this Agreement and Release, you shall promptly return to Dr. Robert Thomson, the Company’s Acting Chief Financial Officer and Chairman of the Board of Directors, on behalf of the Company, in good and working condition all property of the Company or GEM, including without limitation: (i) physical property, such as Company-provided equipment, computer and related equipment, credit card(s), key(s), or identification or access card(s) or badge(s); (ii) access codes or passwords to the Company’s or GEM’s information or security systems; (iii) all financial records, ledgers, QuickBooks or other files containing financial information or any other information of the Company or GEM, all with applicable current and former passwords; and (iv) all Proprietary Information and other physical or electronic documents concerning the business or operations of the Company or GEM. You agree that you will cooperate with the Company and/or any Company Entities & Officials and its or their legal counsel in connection with any current or future investigation or litigation relating to any matter with which you were involved or of which you have knowledge or which occurred during your employment at the Company. Such assistance will include, but not be limited to, depositions and testimony and will continue until such matters are resolved and the Company will provide you with reasonable notice whenever possible of the need for your cooperation.

You agree to comply with Para. 12 or your Employment Agreement and all other post-employment obligations except with respect to Para. 9, the Company recognizes that the definition of competitors is not sufficiently specific, especially in light of your short term of employment and acquisition of certain assets and information pursuant to the APA, and now defines competitors as those individuals and companies directly in the cannabis industry.

By executing this Agreement and Release, you agree not to make any statement (written or oral) to any third party that would tend to disparage, denigrate, ridicule or otherwise impugn the Company Entities & Officials’ reputation or that would otherwise be likely to adversely affect the business or reputation or relationships of the Company Entities & Officials’.   You hereby represent that the BK Parties have not filed, commenced or prosecuted and will not file, commence or prosecute any action or proceeding for the recovery of damages or for any form of equitable relief, declaratory relief or any other form of action or proceeding or arbitration against the Company Entities & Officials based upon the claims released in this Agreement.

Since your execution of this Agreement and Release releases the Company and any Company Entities & Officials from all claims you may have, to the maximum extent permitted by law, you should review this carefully before signing it. You are being given at least twenty-one (21) days from your receipt of this Agreement and Release to consider its meaning and effect and to determine whether you wish to enter into it. Any modifications to this Agreement and Release, whether material or immaterial, will not restart the 21-day period. you ARE ADVISED TO consult with an attorney prior to executing this Agreement and Release.

Once you have signed this Agreement and Release, you may choose to revoke your execution within seven (7) days after the date that you signed it. Any revocation of this Agreement and Release must be in writing and either (i) personally delivered to Sasha B. Ablovatskiy, Esq., Foley Shechter LLP, 65 Route 4 East, River Edge, New Jersey 07661, so that it is received within such seven (7) days, (ii) mailed to Mr. Ablovatskiy at the above address and postmarked within such seven (7) days, or (iii) sent by email to sablovatskiy@foleyschechter.com if received within such seven (7) days.

TO RECEIVE BENEFITS DESCRIBED ABOVE, YOU MUST SIGN AND RETURN THIS AGREEMENT AND RELEASE NO EARLIER THAN MARCH 17, 2015 AND NO LATER THAN APRIL 15, 2015. This Agreement and Release must be returned to Sasha B. Ablovatskiy, Esq., Foley Shechter LLP, 65 Route 4 East, River Edge, New Jersey 07661, or delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, with such signature shall creating your valid and binding obligation with the same force and effect as if such signature page were an original thereof.

If any portion of this Agreement and Release is found to be unenforceable but such portion would be enforceable if some part thereof were deleted or modified, then such portion will apply with such deletion or modification as is necessary to make it enforceable to the fullest extent permitted by law. If any such portion (other than the General Release provisions) cannot be modified to be enforceable, such portion will be deemed severed from this Agreement and Release and will not affect the validity or enforceability of the remainder of this Agreement and Release.

This Agreement and Release contains the entire understanding of the parties relating to the subject matter hereof. You acknowledge that no representations, oral or written, have been made other than those expressly set forth herein, and that you have not relied on any other representations in executing this Agreement and Release. This Agreement and Release may be modified only in a document signed by the parties and referring specifically hereto. This Agreement and Release will be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law principles), and you hereby agree that the exclusive jurisdiction for any dispute arising hereunder will be in the courts located in the State of New York, County of New York.

[Signature page follows]

Sincerely yours,

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

By:
Name: Dr. Robert Thomson Title: Acting Chief Financial Officer, Chairman and Director

ACKNOWLEDGMENT

I AGREE TO THE TERMS AND CONDITIONS SPECIFIED IN THIS AGREEMENT AND RELEASE AND I INTEND TO RELEASE ALL CLAIMS THAT I MAY HAVE AGAINST GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC. (THE “COMPANY”) AND ANY COMPANY ENTITIES & OFFICIALS (AS DEFINED IN THE AGREEMENT AND RELEASE). I UNDERSTAND THAT THIS AGREEMENT AND RELEASE CREATES A TOTAL AND UNLIMITED RELEASE OF ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, EXISTING AS OF THIS DATE THAT I MAY HAVE AGAINST THE COMPANY AND ANY COMPANY ENTITIES & OFFICIALS, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

I HAVE HAD AMPLE TIME TO REVIEW THIS AGREEMENT AND RELEASE AND TO CONSIDER MY GENERAL RELEASE OF ALL CLAIMS AS SET FORTH IN THIS AGREEMENT AND RELEASE. I AM SIGNING THIS AGREEMENT AND RELEASE KNOWINGLY, VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS TERMS AND EFFECTS. I UNDERSTAND THAT I CAN TAKE AT LEAST TWENTY-ONE (21) DAYS FROM RECEIPT OF THIS AGREEMENT AND RELEASE TO DETERMINE WHETHER I WISH TO SIGN IT, THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING IT, AND THAT I HAVE SEVEN (7) DAYS FROM THE DATE I SIGN THIS AGREEMENT AND RELEASE TO REVOKE IT.

I ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATIONS OR STATEMENTS NOT SET FORTH HEREIN. I WILL NOT DISCLOSE THIS AGREEMENT AND RELEASE TO ANYONE EXCEPT TO ANY TAX, LEGAL OR OTHER COUNSEL THAT I HAVE CONSULTED REGARDING THE MEANING OR EFFECT OF THIS AGREEMENT AND RELEASE, EXCEPT AS OTHERWISE REQUIRED BY LAW.

In witness hereof, I have executed this Separation Agreement and General Release this ___ day of _________, 2015.

BARRY P. KORN

Sworn to before me this

_____ day of ____________, 2015

________________________

Notary Public

YOU MUST RETURN THE ENTIRE SEPARATION AGREEMENT AND
GENERAL RELEASE (INCLUDING THIS ACKNOWLEDGMENT PAGE).

 Exhibit A

You represent and warrant to the Company that, as of the date hereof and the time of such issuance, you (i) will acquire the Warrants and if exercised, the shares of Common Stock underlying the Warrants (the “Shares”), for investment for your own account and not with the view to, or for resale in connection with, any distribution thereof; (ii) understand and acknowledge that the Warrants and the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws, by reason of an exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws; (iii) do not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Shares; and (iv) understand that a limited market for the Common Stock now exists and that there may never be an active public market for the Shares.

You understand that on August 26, 2010, the Company ceased to be a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (i) is no longer a shell company; and (ii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

You understand that the certificates or other instruments representing the Warrants and the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the applicable securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) you and your broker make the necessary representations and warranties to the Company’s transfer agent for such security that you have complied with the prospectus delivery requirements in connection with a sale transaction, provided the applicable securities are registered under the Securities Act, or (ii) prior to a sale transaction, in connection with which you provide the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the applicable securities may be made without registration under the Securities Act.